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                                                                    EXHIBIT 10.3

                                 LOAN AGREEMENT


         This Loan Agreement ("Agreement") is made as of this 7th day of October 1998, by and among FRONT RANGE CAPITAL CORPORATION, a Colorado corporation, ("Borrower"), and Bankers' Bank of the West, a Colorado banking corporation ("BBW").

                                    RECITALS

         A. Borrower now owns 10,000 shares of common stock, which represent not less than 100% of the issued and outstanding shares of Heritage Bank, a state banking corporation ("Bank").

         B. Borrower desires to borrow from BBW the sum of Three Million and 00/100 Dollars ($3,000,000.00).

         C. Borrower is willing to secure the loan from BBW by giving BBW a security interest in the nature of a pledge of the shares owned by Borrower.

         D. BBW is willing to lend Borrower the sum of Three Million and 00/100 ($3,000,000.00) upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. Definitions

                  (a) "Prime Rate" means the base rate to corporate customers or seventy-five percent (75%) of the nation's thirty (30) largest banks as published in The Wall Street Journal.

                  (b) "Collateral" means any and all properly in which a security interest under the Uniform Commercial Code is or has been granted under the Pledge Agreement, as hereafter defined, as of the date hereof or any time hereafter.

                  (c) "Obligations" mean (i) the Loan, as hereinafter defined, to be made hereunder, and the Note, as hereinafter defined, and any and all renewals or extensions thereof, and (ii) any and all undertakings or liabilities of Borrower.

         2. Loan

                  (a) Subject to the terms and conditions of this Agreement, BBW shall loan Borrower the sum of Three Million and 00/100 Dollars ($3,000,000.00) ("Loan"). This note is a revolving draw note and can have multiple advances up to the maximum amount of Three Million dollars and no/100 (3,000,000) which may be advanced to more than one time. At each annual maturity of the note, the maximum advance under the line of credit shall be reduced by Three Hundred Thousand dollars and 00/100 ($300,000.00), thereby limiting the term of this

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agreement to not longer than ten years. The Loan shall be evidenced by a promissory note ("Note") substantially in the form of Exhibit A attached hereto and incorporated by reference. The Note shall represent the obligation of Borrower to pay the aggregate unpaid balance of the Loan, together with interest paid quarterly. Interest payments will commence on the 5th day of January, 1999 and continuing on the 5th day of April, July and August of each year to maturity, with the entire principal amount outstanding and accrued interest thereon being due and payable on or before October 5th, 1999.

                  (b) On the conditions (i) that Borrower has complied with the terms of this Agreement, (ii) that the progress and performance of Bank and Borrower are reasonably satisfactory to BBW and (iii) that Borrower has made the payments provided for in paragraph 2 of this Agreement, BBW will, at its option, renew the unpaid principal balance of the loan.

                  (c) Per annum interest payable at the average National Prime Rate, as published in The Wall Street Journal based on a 360 day year. The interest rate shall change when and as the average National Prime Rate changes, whether or not Borrower has notice of such change. Interest shall accrue daily on the outstanding principal balance. One pro rata payment of interest which accrues from the closing date shall be payable on the first day of the month following such closing date.

                  (d) The right of prepayment without penalty is hereby granted to Borrower. Any prepayment shall be applied to the last principal payment or payments.

         3. Collateral. As security for the Loan (including, if any, each and every renewal, extension or refinancing thereof), Borrower shall deliver or cause to be delivered to BBW original stock certificates for 10,000 shares of Bank owned by Borrower ("Pledged Stock"), each stock certificate accompanied by a stock power endorsed in blank by Borrower, together with a Stock Pledge Agreement granting BBW a security interest in the Pledged Stock pledged as collateral in the form of Exhibit B attached hereto and incorporated by reference.

         4. Representations of Borrower. Borrower represents and warrants as follows:

                  (a) Borrower is a State of Colorado corporation duly organized, validly existing and in good standing under and by the laws of the state.

                  (b) Heritage Bank is validly existing and in good standing under and by virtue of the laws of the State of Colorado and is qualified to engage in the business of commercial banking.

                  (c) Bank has complied in all material respects with all applicable laws and regulations in the conduct of its banking business.

                  (d) The authorized capital stock of Bank consists of 10,000 shares of common stock of which 10,000 are issued and outstanding. The authorized capital stock of Borrower consists of 200,000,000 shares of common stock of which 1,296,647 are issued and outstanding.


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                  (e) The Pledged Stock are owned of record and beneficially by
Borrower, are validly issued, fully paid and non-assessable, and are (or will be at the closing) free of all liens, charges and encumbrances other than the security interest granted pursuant to this Agreement.

                  (f) The Pledged Stock owned by Borrower and which are to be delivered to BBW as provided in paragraph 3 of this Agreement represent no less than 100% of the issued and outstanding shares of capital stock of Bank and will, as long as BBW holds the Pledged Stock, or any part thereof as collateral, represent not less than 100% of the issued and outstanding shares of the Bank.

                  (g) There is not now pending or threatened against the Borrower or Bank any litigation or proceeding, judicial, tax or administrative proceeding, the outcome of which might adversely affect the continuing operations of Borrower or Bank.

                  (h) The execution and delivery of this Agreement and the performance of the obligations hereunder are not in contravention of any provision of any outstanding agreement executed by Borrower, the Articles of Incorporation or Bylaws of the Borrower or the Bank, or any law or governmental regulation. No consent, approval, authorization or other order of any governmental or public regulatory body is required for consummation of the transactions contemplated by this Agreement.

                  (i) Borrower's financial statements, subject to any limitations stated therein, which have been or which hereafter shall be furnished to BBW to induce it to enter into this Agreement or to extend or renew the Loan, do or will fairly represent the financial condition of Borrower, and all other information, reports, and other papers furnished to BBW will be, at the time the same are furnished, accurate and complete in all material respects and complete insofar as completeness may be necessary to give BBW a true and accurate knowledge of the subject matter.

                  (j) The financial statements of Bank, subject to any limitations stated therein, which have been or which hereafter shall be furnished BBW, fairly present the financial condition and operating results of Bank as of the dates indicated and, to the best of the knowledge of Borrower, no material or adverse change has occurred since such dates.

                  (k) This Agreement and each of the transactions contemplated hereby have been duly authorized by proper corporate action of Borrower and, when executed, will constitute a valid and binding obligation of Borrower in accordance with its terms.

         5. Affirmative Covenants. Borrower covenants and agrees with BBW as follows:


                  (a) It will promptly pay to the holder of the Note the principal and interest to become due on the Note at the time and place and in the manner specified therein.


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                  (b) It will cause the books and records of Borrower and Bank to be kept in accordance with generally accepted accounting and regulatory principles.

                  (c) It will permit BBW, by its duly authorized representatives, to inspect the books and records of Bank and Borrower at any reasonable time and furnish any financial data of the Borrower and the Bank which BBW may reasonably request, including, to the extent permitted by law, copies of all filings or applications by Bank or Borrower with the administrative agency or agencies which assert authority over their operations.

                  (d) It will deliver to BBW:

                           (i) As soon as possible and in any event, within
sixty (60) days after the end of each twelve month period, commencing for the period ending December 31, 1998, a financial statement of Borrower's assets and liabilities, all in reasonable detail and including such supporting or underlying financial statements as may be necessary to give BBW a true and accurate knowledge of Borrower's financial condition.

                           (ii) As soon as possible and in any event within
thirty-five (35) days after the end of each calendar year, commencing February 5, 1999 for the year ending December 31, 1998, a copy of Bank's Report of Condition as filed with its regulatory agency or agencies.

                           (iii) As soon as possible and in any event within
thirty-five (35) days after the end of each calendar quarter, commencing February 5, 1999 for the quarter ending December 31, 1998, a copy of Bank's Report of Condition as filed with its regulatory agency or agencies.

                           (iv) With reasonable promptness, such other data,
financial or otherwise, as may be reasonably requested by BBW.

                  (e) It will cause Bank at all times to keep all of its insurable properties insured to the full insurable value thereof against loss or damage by fire or other risks usually insured against by banks and to obtain and keep in force such banker's blanket bond coverage as is customary among banks of similar size, and fully insure against their employees' and public liability risks with good and responsible insurance companies. Upon request, Borrower shall deliver to BBW copies of any policies of insurance maintained by the Borrower and Bank.

                  (f) It will cause Bank to pay all taxes, assessments or other governmental charges levied, assessed or imposed against Bank, its properties, or arising out of its banking business, promptly as they become due and payable. Borrower and Bank may defer payment of such taxes, assessments or other government charges levied against them so long as the Borrower or Bank is contesting in good faith the liability for such taxes, assessments or charges through appropriate administrative or judicial proceedings.


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                  (g) Borrower and Bank shall comply with all laws and
regulations of the federal government and of the State of Colorado or any of their subdivisions, departments or agencies applicable to the business of the Borrower or Bank.

                  (h) It will promptly give written notice to BBW of any material adverse change in the business, properties, assets, operations or condition, financial or otherwise of Borrower or Bank, and the pendency or threat of litigation involving the sum of $50,000 or more and of all tax deficiencies and other proceedings before governmental bodies or officials affecting Borrower or Bank.

                  (i) It will maintain the existence of Bank in good standing as a banking institution chartered under the laws of the State of Colorado.

                  (j) It will immediately advise BBW of any sale or sales of shares by Bank.

                  (k) It will transfer, or cause to be transferred, to BBW any shares of stock or other property other than cash dividends except as provided herein, paid or distributed on the Pledged Stock by Bank or Borrower.

                  (l) It will cause Bank to maintain such level of capital as will enable it to be deemed "well capitalized" or "adequately capitalized" as those terms are defined by the Bank's primary federal regulator and to furnish BBW with a copy of any notice of an adjustment in Bank's capital category submitted to its regulatory agency.

                  (m) It will cause Borrower, on a consolidated basis with its subsidiary bank or banks, to maintain such level of capital as will enable it to be deemed "well capitalized" or "adequately capitalized" as those terms are defined by time Federal Reserve or the Bank's primary federal regulator and to furnish BBW with a copy of any notice of an adjustment in Borrower's capital category submitted to its regulatory agency.

         6. Negative Covenants. Borrower covenants and agrees that it will not, without the prior written consent of BBW, which consent shall not be unreasonably withheld, in each case:

                  (a) Cause, suffer or permit Borrower or Bunk to make any distribution of assets in partial or complete liquidation.

                  (b) Enter into or cause, suffer or permit Bank to enter into any merger or consolidation in which it is not the survivor or into any sale or lease of any substantial portion of its assets.

                  (c) Form or acquire any subsidiary corporation or cause, suffer or permit Bank to form or otherwise acquire any subsidiary corporation, whether or not allowable under applicable banking laws.


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                  (d) Cause, suffer or permit the Pledged Stock to be encumbered or subject to any lien or pledge agreement other than the first and prior security interest of BBW as contemplated by this Agreement.

                  (e) Cause, suffer or permit Bank to declare or pay any dividends or distribution on shares that would result in Bank being deemed "undercapitalized," "significantly undercapitalized" or "critically undercapitalized" as those terms are defined by the Bank's primary federal regulator.

                  (f) Declare or pay any dividends or distributions on Borrower shares that would result in Borrower, on a consolidated basis with its subsidiary bank or banks, being deemed "undercapitalized," "significantly undercapitalized" or "critically undercapitalized" as those terms are defined by the Federal Reserve or the Bank's primary federal regulator.

         7. Conditions Precedent. The obligation of BBW to make the Loan to Borrower is subject to the following conditions:

                  (a) BBW shall have received, in form and substance satisfactory to it, each of the following:

                           (i) Copies of the Articles of Incorporation and
Bylaws of Borrower;

                           (ii) A certified copy of the resolution of the Board
of Directors of Borrower authorizing the execution and delivery of this Agreement, the Note, the Pledge Agreement and any other documents required by this BBW;

                           (iii) Borrower's executed Note; and

                           (iv) Borrower's executed Pledge Agreement.

         8. Default. If any one or more of the following events of default occur, the Note, together with accrued interest thereon, may at the option of the BBW, become due and payable without presentment, demand, protest or notice of any kind, except as hereinafter provided, all of which in this Agreement are expressly waived, and Borrower shall thereupon forthwith pay in full the Note and the holder shall be entitled to exercise all rights and avail itself of all remedies in order to affect such payment in full:

                  (a) Borrower defaults in the payment of the principal on the Note hereunder when the same shall be in default for a period of ten (10) days after written notice thereof by BBW to Borrower;

                  (b) Borrower defaults in the payment of interest on the Note when the same shall be in default for a period of ten (10) days after written notice thereof by BBW to Borrower;


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                  (c) Borrower defaults in the performance of any of the
covenants or terms contained in this Agreement, the Note or the Pledge Agreement and such default shall not be remedied within thirty (30) days after written notice thereof by BBW to Borrower;

                  (d) Any untrue or incorrect representation which may be of a material or substantial nature is made in this Agreement, the Note, the Pledge Agreement or any report or financial statement given to BBW regarding any transaction hereunder;

                  (e) The issuance of any levy, seizure, or attachment of or against the Pledged Stock;

                  (f) Borrower makes an assignment for the benefit of its creditors or is adjudicated a bankrupt;

                  (g) A trustee or receiver for Borrower and Bank, or either of them, or any substantial portion of their respective assets, is appointed in proceedings brought against either Borrower or Bank, and such party by any action indicates the approval of, consents to or acquiescence in such appointment, or any such trustee or receiver is not discharged within sixty (60) days of appointment;

                  (h) All or part of the property of Bank is condemned, seized, attached or otherwise appropriated, or custody or control of such property is assumed by any governmental agency or by court at the instance of any governmental agency; and

                  (i) Final judgment for the payment of money shall be rendered against Borrower or Bank, in excess of $50,000, and such judgment debtor shall not discharge the same or procure a stay of execution within sixty (60) days from the date of entry thereof, or cause execution to be stayed during an appeal.

         9. Foreclosure of Collateral. In the event a default occurs under this Agreement, Note or Pledge Agreement, BBW may, from time to time, upon ten days' notice as to the time, place and date of sale, and without any liability for diminution in price which may have occurred, sell in a commercially reasonable manner all or any part of time Pledged Stock for such price and upon such terms as the BBW may determine. BBW may purchase the Pledged Stock at any public sale. Out of the proceeds of any sale, BBW may retain an amount equal to the principal and interest then due on the Loan, plus the amount of the expenses of the sale, including reasonable attorneys' fees, and BBW shall pay any balance of such proceeds to Borrower. Borrower shall remain liable to BBW for any deficiency.

         10. Expenses. Borrower agrees to pay or reimburse BBW for all reasonable out-of-pocket expenses of every nature which BBW may incur in connection with this Agreement and with the making of the Loan and the collection of Borrower's obligations to BBW, including, but not limited to, reasonable attorneys' fees.


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         11. Notices. Except as otherwise permitted herein, any notices or consents required or permitted by this Agreement shall be in writing and delivered in person or by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by telecopier during regular business hours (provided that a confirmation copy follow by first- class U.S. Mail or any other method of delivery permitted under this Section), as follows, unless such address is changed by written notice hereunder, and such notice shall be deemed given for purposes of this Agreement on the day that such writing is sent to the intended recipient thereof in accordance with the provisions of this Section:

         Borrower:     FRONT RANGE CAPITAL CORPORATION
                       1020 Century Drive, Suite 2700
                       Louisville, CO 80027

         BBW:          Bankers' Bank of the West
                       1099 18th Street, Suite 2700
                       Denver, CO 80202

                       With a copy to:

                       Ernest J. Panasci, Esq.
                       Slivka Robinson Waters & O'Dorisio, P.C.
                       1099 18th Street, Suite 2600
                       Denver, CO 80202-1926
                       Fax:  (303) 297-2750

         12. Modification and Waiver. No modification or waiver of any provision of this Agreement, the Note or the Pledge Agreement and no consent by BBW to any departure therefrom by the Borrower shall be effective unless such modification or waiver shall be in writing and signed by a duly authorized officer of BBW, and the same shall be effective only for the period, on the conditions and for the specific instances and purposes specified in such writing. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

         13. Waiver of Jury Trial and Setoff. The Borrower hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement, the Note or the Pledge Agreement or any instrument or document delivered pursuant to this Agreement or the validity, protection, interpretation, collection, or enforcement thereof, or any other claim or dispute howsoever arising.

         14. Construction. This Loan Agreement is made and entered into and shall be construed in accordance with the laws of the State of Colorado. The captions of the various sections of this Agreement have been inserted only for the purpose of convenience. Such captions are not part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any provisions of this Agreement.


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         15. Severability. Any provision herein found to be prohibited by law shall be ineffective to the extent of such prohibitions without invalidating the rest of this Agreement.

         16. Benefit. This Loan Agreement and all of the covenants and conditions herein contained shall apply to and bind the parties hereto and their respective successors and assigns

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as and of the day and year first above written.

                                      BORROWER:

                                      FRONT RANGE CAPITAL CORPORATION

ATTEST:

/s/ Alice M. Bier                     By: /s/ Robert L. Beauprez
------------------------------           --------------------------------------
                                         Robert L. Beauprez, President & CEO


                                      By:
                                         --------------------------------------


                                      BBW:

                                      BANKERS' BANK OF THE WEST

ATTEST:

                                      By:
------------------------------           ---------------------------------------
                                         Larry Pisacka, Senior Vice President


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                                    EXHIBIT A

                                 Promissory Note




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                                    EXHIBIT B

                                Pledge Agreement



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